Exhibit 99.1

Kadmon Provides Business Update and Reports Third Quarter 2021 Financial Results

–  REZUROCK™ (belumosudil) 200 mg once daily (QD) tablets are now commercially available for shipment to prescribed patients in the United States –

– Execution of strategic launch strategy underway; Third quarter REZUROCK net sales $12.2 million –

–  Sanofi acquisition of Kadmon expected to close 4Q 2021 –

NEW YORK, November 4, 2021 – Kadmon Holdings, Inc. (Nasdaq: KDMN) today provided a business update and reported financial and operational results for the third quarter of 2021.

“The third quarter was an exceptional period for Kadmon culminating in the availability of REZUROCK to patients living with cGVHD and the significant milestones that were achieved in the months following our strategic commercial launch,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “Our previously-announced merger with Sanofi is expected to close as soon as November 9, 2021, with a special meeting of stockholders scheduled for November 5, 2021. We are pleased that Sanofi has recognized the value of belumosudil and, pending the close of the merger, look forward to leveraging their expertise and resources to continue to build on our momentum.”

Dr. Waksal added, “In addition to our commercial efforts, our clinical and preclinical work in other therapeutic areas remain underway. We continue to advance belumosudil forward in systemic sclerosis and continue to dose patients with KD033, our anti-PD-L1/IL-15 fusion protein. Our research and development efforts have also moved forward two product candidates (KD050 and KD045) that we anticipate will be in the clinic in 2022. I am so proud of the work taking place at Kadmon, and look forward to seeing the programs developed here continuing to progress.”

2021 Program Updates and Milestones:

Sanofi Acquisition

•	On September 7, 2021, Kadmon entered into a definitive merger agreement with Sanofi:
o	The acquisition supports Sanofi's strategy to continue to grow its General Medicines core assets and will immediately add REZUROCK to its transplant portfolio
o	Shareholders of Kadmon common stock will receive $9.50 per share in cash, which represents a total equity value of approximately $1.9 billion (on a fully diluted basis)
o	The acquisition remains subject to satisfaction or waiver of certain conditions to closing, as set forth in the definitive merger agreement
o	The Sanofi and Kadmon Boards of Directors unanimously approved the transaction and the transaction is expected to close in the fourth quarter of 2021

REZUROCK™ (belumosudil)

•	On August 19, 2021 REZUROCK became commercially available for shipment to prescribed patients in the United States through a network of rare hematology/oncology specialty pharmacies and distributors
o	Execution of commercial launch remain underway, with a focus on generating awareness of REZUROCK's differentiated clinical value and facilitating market access
o

Experienced field team call on all target accounts, including engagement with 100% of the top 80 transplant centers, where ~90% of chronic graft-versus-host disease (cGVHD) patients in the U.S. are treated

o	Strong sales performance and demand during initial launch period; $12.2 million net sales achieved in 3Q 2021
o	The Company plans to present data on belumosudil at the 63rd American Society of Hematology (ASH) Annual Meeting, to be held December 11 – 14, 2021

Pipeline

Belumosudil in SSc (systemic sclerosis)

•	Present initial data from the open-label Phase 2 clinical trial of belumosudil in patients with SSc (KD025-215) by year-end 2021
•	Continue enrollment in ongoing placebo-controlled Phase 2 clinical trial in SSc (KD025-209)

KD033

•

Enrollment is ongoing in Cohort 5  (200 µg/kg) in the dose-escalation, Phase 1 clinical trial of KD033, Kadmon's anti-PD-L1/IL-15 fusion protein, in patients with metastatic or locally advanced solid tumors (KD033-101)

•	The Company plans to present data from KD033-101 at the Society for Immunotherapy of Cancer's (SITC) 36th Annual Meeting, to be held November 10 – 14, 2021

KD050

•	Continue ongoing Investigational New Drug Application (IND)-enabling activities of KD050, Kadmon's anti-PD1/IL15 fusion molecule; IND target for 1H 2022

KD045

•	Continue ongoing Investigational New Drug Application (IND)-enabling activities of KD045, Kadmon's next-generation ROCK inhibitor, for the treatment of fibrotic diseases; IND target for 4Q 2021

Financial Results

Third Quarter 2021 Results

Net sales for the three and nine months ended September 30, 2021 were $12.2 million and $12.6 million, respectively, compared to $0.3 million and $1.2 million for the same periods in 2020. The increases are attributable to the approval and commercialization of REZUROCK in the United States, which generated approximately $12.2 million of net sales for the three and nine months ended September 30, 2021.

Other revenues for the three and nine months ended September 30, 2021 were $2.5 million and $2.9 million, respectively, compared to $0.2 million and $6.4 million for the same periods in 2020. Other revenues during the three and nine months ended September 30, 2021 include $2.0 million in one-time license revenues related to the BioNova strategic partnership and other revenues during the nine months ended September 30, 2020 include $6.0 million in one-time license revenues related to the Meiji strategic partnership.

Operating expenses increased by approximately  $12.3 million and $23.5 million for the three and nine months ended September 30, 2021, respectively, as compared to 2020, primarily related to REZUROCK commercial launch activities, non-cash stock compensation expenses and direct external research and development costs of developing our preclinical product candidates from our immuno-oncology platform.

Liquidity,  Capital Resources and Cash Runway

At September 30, 2021,  the Company’s cash, cash equivalents and marketable debt securities totaled $251.6 million, compared to $123.9 million at December 31, 2020. The Company expects its current financial position to be sufficient to fund its operations and capital expenditures into 2023.

About REZUROCK™ (belumosudil)

REZUROCK™ (belumosudil) is the first and only approved therapy targeting Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response and pro-fibrotic processes. REZUROCK is approved in the United States for the treatment of adult and pediatric patients 12 years and older with cGVHD after failure of at least two prior lines of systemic therapy. For more information, visit www.REZUROCK.com.

Kadmon is also developing belumosudil for the treatment of systemic sclerosis. The FDA has granted Orphan Drug Designation to belumosudil for the treatment of systemic sclerosis.

INDICATIONS AND USAGE

REZUROCK is a kinase inhibitor indicated for the treatment of adult and pediatric patients 12 years and older with chronic graft-versus-host disease (chronic GVHD) after failure of at least two prior lines of systemic therapy.

SELECT IMPORTANT SAFETY INFORMATION

Warnings and Precautions

Embryo-Fetal Toxicity: Based on findings in animals and its mechanism of action, REZUROCK can cause fetal harm when administered to a pregnant woman. Advise females of reproductive potential and males with female partners of reproductive potential of the potential risk to a fetus and to use effective contraception.

Adverse Reactions

The most common (≥20%) adverse reactions, including laboratory abnormalities, in patients receiving REZUROCK were infections, asthenia, nausea, diarrhea, dyspnea, cough, edema, hemorrhage, abdominal pain, musculoskeletal pain, headache, phosphate decreased, gamma glutamyl transferase increased, lymphocytes decreased, and hypertension.

To report suspected adverse reactions, contact Kadmon at 1-877-377-7862 or the FDA at (800) FDA-1088 or www.fda.gov/medwatch.

Use in Specific Populations

Lactation: Advise not to breastfeed.

Please visit www.REZUROCK.com to see the full Prescribing Information for REZUROCK.

About Kadmon

Kadmon is a biopharmaceutical company that discovers, develops and delivers transformative therapies for unmet medical needs. REZUROCK™ (belumosudil), an oral, once-daily, tablet, is approved in the United States for the treatment of adult and pediatric patients 12 years and older with cGVHD after failure of at least two prior lines of systemic therapy. Kadmon's clinical pipeline includes treatments for immune and fibrotic diseases as well as immuno-oncology therapies. For more information, please visit the Company’s website at www.kadmon.com.

Additional Information and Where to Find It

The proposed acquisition will be submitted to stockholders of Kadmon Holdings, Inc. for their consideration. In connection with the acquisition, Kadmon filed a proxy statement and other materials with the SEC. This press release is not a substitute for the proxy statement or any other document that Kadmon may send to its stockholders in connection with the proposed acquisition.

KADMON’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED ACQUISITION FILED WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT KADMON AND THE ACQUISITION. The proxy statement is available free of charge at the SEC’s website (www.sec.gov) or upon request by contacting Kadmon’s Investor Relations by telephone at 1-833-900-5366 or via email at Investors@kadmon.com.  Kadmon’s filings with the SEC are also available on Kadmon’s website at www.kadmon.com

Participants in the Solicitation

Kadmon and its directors and executive officers are deemed to be participants in any solicitation of Kadmon’s stockholders in connection with the proposed acquisition. Information about Kadmon’s directors and executive officers is available in Kadmon’s definitive proxy statement, dated April 1, 2021, for its 2021 annual meeting of stockholders, and in Kadmon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” “contemplate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statement contained in this press release. Such forward looking statements include, without limitation, our expectations regarding REZUROCK™ (belumosudil) as a new available therapy, the commercial launch of REZUROCK in the U.S.,  the degree the NCCN Guidelines® influence the best course of treatment and supportive care for people living with cGVHD, and the potential benefit of our clinical and preclinical development programs for immune and fibrotic diseases as well as immuno-oncology therapies, which are subject to a number of risks including, without limitation, (i) our ability to commercialize REZUROCK and execute on our marketing plans for any other drugs or indications that may be approved in the future, (ii) risks that REZUROCK revenue, expenses and costs may not be as expected, (iii) risks relating to REZUROCK’s market acceptance, competition, reimbursement and regulatory actions, (iv) risks and uncertainties related to the severity and duration of the impact of COVID-19 on our business and operations, including, without limitation, commercial and clinical drug supply chain continuity and the commercial launch of REZUROCK, (v) our ability to obtain and maintain reimbursement for REZUROCK and any approved product and the extent to which patient assistance programs and copay programs are utilized, (vi) our ability to successfully demonstrate the efficacy and safety of our product candidates including in later-stage studies, (vii) availability and timing of data from our preclinical and clinical trials, which may not support further development of our product candidates, (viii) our ability to manage our reliance on sole-source third parties such as our third party drug substance and drug product contract manufacturers, (ix) actions of regulatory agencies, (x) the inherent uncertainty in estimates of patient populations and incidence and prevalence estimates, (xi) competition from other products, (xii) our ability to comply with healthcare regulations and laws, (xiii) our ability to obtain, maintain and enforce our intellectual property rights, (xiv) our ability to maintain and establish strategic agreements and collaborations and the potential benefits of those arrangements and (xv) other risks, including active or potential litigation risks, any or all of which of the foregoing may affect the initiation, timing and progress of clinical studies and the timing of and our ability to obtain additional regulatory approvals, and make our investigational drugs and REZUROCK available to patients, and to derive revenue from product sales. This press release also includes forward looking statements regarding the completion of Sanofi’s acquisition of the Company on the proposed terms and on the proposed timeline, which is subject to numerous risks, including but not limited to the receipt of required stockholder approvals, the possibility that competing offers will be made and other risks associated with executing business combination transactions, such as disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups.  More detailed information about us and the risk factors that may affect the realization of such forward-looking statements are set forth in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, except as may be required by law. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Net sales	$12,223	$339	$12,607	$1,227
Other revenue	2,483	151	2,859	6,446
Total revenue	14,706	490	15,466	7,673
Cost of sales	643	214	750	704
Write-down of inventory	—	148	—	1,054
Gross profit	14,063	128	14,716	5,915
Operating expenses:
Research and development	18,850	17,268	52,649	46,658
Selling, general and administrative	21,599	10,865	47,852	30,299
Total operating expenses	40,449	28,133	100,501	76,957
Loss from operations	(26,386)	(28,005)	(85,785)	(71,042)
Total other (expense) income	(6,657)	3,399	(5,981)	(10,013)
Income tax expense	—	—	—	—
Net loss	$(33,043)	$(24,606)	$(91,766)	$(81,055)
Less: Net income attributable to noncontrolling interest	580	—	580	—
Less: Deemed dividend on convertible preferred stock	571	543	1,657	1,578
Net loss attributable to common stockholders	$(34,194)	$(25,149)	$(94,003)	$(82,633)

Basic and diluted net loss per share of common stock	$(0.20)	$(0.15)	$(0.55)	$(0.50)
Weighted average basic and diluted shares of common stock outstanding	173,443,975	169,310,056	172,373,463	165,107,295

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30,	December 31,
	2021	2020

Cash, cash equivalents and marketable debt securities	$251,647	$123,858
Other current assets	20,915	2,879
Investment, equity securities	9,196	10,564
Right of use lease asset	13,554	16,112
Other noncurrent assets	8,953	9,297
Total assets	$304,265	$162,710

Current liabilities	44,566	29,471
Lease liability - noncurrent	12,223	15,579
Other long term liabilities	233,464	1,637
Total liabilities	290,253	46,687
Total stockholders’ equity	14,012	116,023
Total liabilities and stockholders’ equity	$304,265	$162,710

Contact Information

833.900.5366

Investors@kadmon.com